FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings & Notary Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138
North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Maya Praveen Kumar
8 The Green STE R
Dover, DE 19901, USA

Work Order #: W2023110101634
November 1, 2023
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 688543

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Certificate of Designation	Fees	20233599743	11/1/2023 4:05:08 PM	InternalReview	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	6988798932166515003284	Success	$175.00
Credit Card	Service Fee	Success	$4.38
Total			$179.38

Credit Balance: $0.00

Maya Praveen Kumar
8 The Green STE R
Dover, DE 19901, USA

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

11/01/2023

Work Order Item Number: W2023110101634 - 3258404
Filing Number: 20233599743
Filing Type: Certificate of Designation
Filing Date/Time: 11/01/2023 16:05:08 PM
Filing Page(s): 4

Indexed Entity Information:

Entity ID: C14448-1995

Entity Name: PURE NORTH ANALYTICS CORP.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
SPRING VALLEY SOLUTIONS, LLC
4955 S DURANGO DR STE 165, LAS VEGAS, NV 89113, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C14448-1995
FVAguilar	Filing Number 20233599743
Secretary of State State Of Nevada	Filed On 11/01/2023 16:05:08 PM
	Number of Pages 4

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☑ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: PURE NORTH ANALYTICS CORP. Entity or Nevada Business Identification Number (NVID): NV19951121378
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 11/01/2023 Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series B Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Tejas Bansilal Parikh Signature of Officer Date: 11/01/2023

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number C14448-1995
FVAguilar	Filing Number 20233599743
Secretary of State State Of Nevada	Filed On 11/01/2023 16:05:08 PM
	Number of Pages 4

CERTIFICATE OF DESIGNATIO
OF
PURE NORTH ANALYTICS CORP.,
a Nevada corporation

Pursuant to **Section NRS 78.1955** of the Nevada Revised Statutes, **Pure North Analytics Corp.**, a company organized and existing under laws of the State of Nevada (the "Company"), does hereby submit the following:

WHEREAS, pursuant to the Company's Amended and Restated Articles of Incorporation the Company has One Billion (1,000,000,000) shares, consisting of (a) Seven Hundred Million (700,000,000) shares of Common Stock, par value $0.0001 per share (the "Common Stock") and (b) Three Hundred Million (300,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), of which Ten Million (10,000,000) shares of Preferred Stock have previously been designated as Series A Preferred Shares, with a stated par value of $0.0001 per share; and,

WHEREAS, the Company's Board of Directors is authorized to issue and establish one or more additional class(es) of the Preferred Stock and to fix the designation, rights, preferences, powers, restrictions, and limitations thereof; and,

WHEREAS, it is the desire of the Company to establish and fix the number of shares to be included in new classes of Preferred Stock, and to set the designation, rights, preferences, and limitations of the shares of such new classes as set forth herein; and,

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority conferred upon the Company's by its Board of Directors, the Board does hereby provide for the designation of the following class of Preferred Stock and to set, establish, fix, and herein state and express, by this Certificate of Designation (the "Certificate of Designation"), the designation, rights, preferences, powers, restrictions, and limitations of such class of Preferred Stock as follows:

DESIGNATION OF SERIES B PREFERRED STOCK

1. **DESIGNATION AND AMOUNT.** There shall be a class of Preferred Stock that shall be designated as "Series B Preferred Stock" (the "Series B Preferred Stock") and the number of shares (the "Shares") constituting such class shall be 10,000,000 par value $0.0001. The rights, preferences, powers, restrictions, and limitations of the Series B Preferred Stock are as follows:

(a) **Issuance.** Each Share of Series B Preferred Stock shall be issuable by a vote of a majority of the Board of Directors, the latest date of any such vote is deemed the "Issuance Date".

(b) **Dividends.** Distributions may be paid on the Series B Preferred Stock, when and if declared by the Board of Directors, subject to the prior and superior rights of the holders of any senior securities, if any. In addition, the Holders of record shall be entitled to receive (without regard to the limitations on the conversion of the Series B Preferred Stock contained in this Certificate of Designation), as, when, and if declared by the Board of Directors, Distributions in the same per share amount as paid on the Common Stock, and no Distributions shall be payable on junior securities or parity securities unless an identical distribution is payable at the same time on the Series B Preferred Stock.

(c) **Rank and Liquidation.**

(i) Rank. With respect to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all Shares of the Series B Preferred Stock shall rank senior to all Common Stock and pari passu to the Series A Preferred Stock.

(ii) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders before any payment shall be made to the holders of junior securities by reason of their ownership thereof.

(d) **Conversion.** The Series B Preferred Stock is not convertible into shares of the Company's Common Stock.

(e) **Voting Rights.** The Holder of the Series B Preferred Stock shall be entitled to vote on all matters subject to a vote or written consent of the holders of the Company's Common Stock, and on all such matters, the share of Series B Preferred Stock shall be entitled to that number of votes as determined by multiplying (a) the number of shares of Series B Preferred Stock held by such Holder, and (b) 200. The Holder of the Series B Preferred Stock shall vote together with the holders of Common Stock as a single class. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series B Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law, Articles of Incorporation, or By-laws.

(f) **Redemption.** The Series B Preferred Stock is Non-Redeemable and Non-Callable.

(g) **Adjustment.** In the event that the Company shall, at any time after the issuance of any Share of Series B Preferred Stock, (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide or effectuate any stock-split of the outstanding Common Stock or (c) combine or recapitalize the outstanding Common Stock into a different number of shares, then in each such case the Company shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series B Preferred Stock.

(h) **Consolidation, Merger, Etc.** In the event the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed into preferred stock of the surviving Company with the same rights and preferences as the Series B Preferred Stock.

(i) **Protective Provisions**. So long as any shares of Series B Preferred Stock are issued and outstanding, the Company will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the Holders of a majority of the issued and outstanding shares of Series B Preferred Stock, (a) issue additional amounts or classes of senior securities, (b) modify the terms of the Series B Preferred Stock so as to significantly and adversely affect its rights or preference, as reasonably determined by the Holders, (c) liquidate, dissolve or wind-up the business and affairs of the Company in any form of transaction, or consent to any of the foregoing, (d) pay dividends when preferred dividends on the Series B Preferred Stock are in arrears or (e) take any other action which, under the laws of Nevada or any other applicable law, requires the prior approval (by vote or written consent) of the Series B Preferred Stock voting as a separate class.

2. **ASSUMPTION**. Upon the occurrence of any Reorganization, the Company shall cause the Surviving Party to, and the Surviving Party shall, be substituted for the Company (so that from and after the date of such Reorganization, the provisions of this Certificate of Designation referring to the "Company" shall refer instead to such Surviving Party) and succeed to and assume all of the obligations, rights and powers of the Company under this Certificate of Designation with the same effect as if such Surviving Party had been named as the Company herein with respect to the shares of Series B Preferred Stock of any Holder who elects such assumption. Upon consummation of such Reorganization, the Surviving Party shall deliver to each Holder that (a) did not elect to treat such Reorganization (if such Reorganization constitutes a Change in Control) as a Deemed Liquidation with respect to all such Holder's shares of Series B Preferred Stock and (b) elected to have such Surviving Party succeed to the Company's obligations hereunder, confirmation that there shall be issued upon conversion of the shares of Series B

Preferred Stock at any time after the consummation of such Reorganization, in lieu of the shares of Common Stock issuable upon the conversion of the shares of Series B Preferred Stock prior to such Reorganization, such shares of common stock (or their equivalent) of the Surviving Party, as adjusted to reflect the value of such Reorganization, in accordance with the provisions of this Certificate of Designation. The provisions of this Section 2 shall apply similarly and equally to successive Reorganizations and shall be applied without regard to any limitations on the conversion of the shares of Series B Preferred Stock.

3. **TAXES**. If the Company believes that it is required to make a deduction or withholding for or on account of tax from a payment due to a Holder under this Certificate of Designation (or that there is a change in the rate or the basis of such deduction or withholding), the Company shall notify the affected Holders promptly and provide such Holders with a reasonable opportunity to provide any necessary information that may enable the Holders to avoid such deduction or withholding. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion or due upon the issuance of a new Certificate for any shares of Series B Preferred Stock not converted, except for any documentary, stamp or similar issue or transfer tax due because any shares of Common Stock or Series B Preferred Stock are issued in a name other than the name of the converting Holder.

4. **NOTICES**. Any notice required by the provisions hereof to be given must be made in writing and will be deemed delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one Business Day after deposit with an overnight courier service or (iv) five days after being sent by certified or registered mail, in each case properly addressed to the party to receive such notice.

5. **RECORD HOLDERS**. To the fullest extent permitted by law, the Company will be entitled to recognize the Holder of record as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it will have express or other notice thereof.

6. **NO PREEMPTIVE RIGHTS**. Except as otherwise set forth in any agreement with the Company, no share of Series B Preferred Stock has any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights, or options, may be designated, issued, or granted.

7. **OTHER RIGHTS**. The shares of Series B Preferred Stock have no rights, preferences, privileges, or voting powers or relative, participating, optional or other special rights, or qualifications, limitations, or restrictions thereof, other than as set forth herein or as provided by applicable law.

8. **WAIVER.** Any of the rights, powers, preferences, and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of a holder of Shares in its sole discretion.

9. **ASSIGNMENT.** Each Holder of Series B Preferred Stock shall be entitled to transfer some or all of its Shares to one or more affiliated partnerships or funds managed by it or any of such holder's respective directors, officers or partners; provided, however, that any such transferee agrees in writing to be subject to the identical terms of any conversion and/or related agreements entered into by the holder thereof in connection with the issuance of the transferred Shares with the unanimous consent of the Board of Directors, which consent will not be unreasonably withheld.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Pure North Analytics Corp. on the date first listed below.

PURE NORTH ANALYTICS CORP.

Dated: November 1, 2023

/s/ Tejas Bansilal Parikh
By:Tejas Bansilal Parikh
Its: Chief Executive Officer